Exhibit 99.2

QUARTERLY SUPPLEMENTAL 1Q 2025 AT T H E V E R Y H E A R T O F H E A LT H C A R E .®

COMPANY OVERVIEW FORWARD-LOOKING STATEMENTS 3 This press release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section Company Information 3 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements can generally be identified by the use of forward-looking words such as “may”, “will”, “would”, “could”, “expect”, “intend”, “plan”, FINANCIAL INFORMATION “estimate”, “target”, “anticipate”, “believe”, “objectives”, “outlook”, “guidance” or other similar words, and include statements regarding our strategies, objectives, asset sales and other liquidity transactions (including Reconciliation of Funds from Operations 6 the use of proceeds thereof), expected re-tenanting of facilities and any related regulatory approvals, and expected outcomes from Prospect’s 6 Debt Summary 7 Chapter 11 restructuring process. Forward-looking statements involve known and unknown risks and uncertainties that may cause our actual Debt Maturities and Debt Metrics 8 results or future events to differ materially from those expressed in or underlying such forward-looking statements, including, but not limited to: (i) the risk that the outcome and terms of the bankruptcy restructuring of Prospect will not be consistent with those anticipated by the PORTFOLIO INFORMATION Company; (ii) our success in implementing our business strategy and our ability to identify, underwrite, finance, consummate and integrate Lease and Loan Maturity Schedule 9 acquisitions and investments; (iii) the risk that previously announced or contemplated property sales, loan repayments, and other capital recycling transactions do not occur as anticipated or at all; (iv) the risk Total Assets and Revenues that MPT is not able to attain its leverage, liquidity and cost of capital 9 objectives within a reasonable time period or at all; (v) MPT’s ability to by Asset Type, Operator, State and Country 10 obtain or modify the terms of debt financing on attractive terms or at all, as a result of changes in interest rates and other factors, which may ad- Rent Coverage 13 versely impact its ability to pay down, refinance, restructure or extend its indebtedness as it becomes due, or pursue acquisition and development Summary of Acquisitions, Active Developments, opportunities; (vi) the ability of our tenants, operators and borrowers to satisfy their obligations under their respective contractual arrange- and Capital Addition Projects 15 ments with us; (vii) the ability of our tenants and operators to operate profitably and generate positive cash flow, remain solvent, comply with applicable laws, rules and regulations in the operation of our properties, to deliver high-quality services, to attract and retain qualified personnel FINANCIAL STATEMENTS and to attract patients; (viii) the risk that we are unable to monetize our investments in certain tenants at full value within a reasonable time period or at all; and (ix) the risks and uncertainties of litigation or other Consolidated Statements of Income 16 regulatory proceedings. Consolidated Balance Sheets 17 The risks described above are not exhaustive and additional factors could adversely affect our business and financial performance, including 16 the risk factors discussed under the section captioned “Risk Factors” Investments in Unconsolidated Real Estate in our Annual Reports on Form 10-K and our Quarterly Reports on Joint Ventures 18 Form 10-Q, and as may be updated in our other filings with the SEC. Forward-looking statements are inherently uncertain and actual performance or outcomes may vary materially from any forward-looking Investments in Unconsolidated Operating Entities 19 statements and the assumptions on which those statements are based. Readers are cautioned to not place undue reliance on forward-looking statements as predictions of future events. We disclaim any responsibil-Appendix—Non-GAAP Reconciliations 20 ity to update such forward-looking statements, which speak only as of the date on which they were made. Pictured above: HM Torrelodones—Madrid, Spain—Operated by HM Hospitales. On the Cover: Carolina Pines Regional Medical Center—Hartsville, SC—Operated by Scion Health. MEDICAL PROPERTIES TRUST | SUPPLEMENTAL INFORMATION | Q1 2025 2

COMPANY OVERVIEW M edical Properties Trust, Inc. is a self-advised MPT’s financing model facilitates acquisitions real estate investment trust formed in 2003 and recapitalizations and allows operators to acquire and develop net-leased hospital facilities. of hospitals to unlock the value of their real From its inception in Birmingham, Alabama, the estate assets to fund facility improvements, Company has grown to become one of the world’s technology upgrades and other investments largest owners of hospital real estate. in operations. As of March 31, 2025. 393 53 ~39,000 31 9 properties operators beds U.S. states countries MEDICAL PROPERTIES TRUST | SUPPLEMENTAL INFORMATION | Q1 2025 3

MPT Officers Edward K. Aldag, Jr. Chairman, President and Chief Executive Officer R. Steven Hamner Executive Vice President and Chief Financial Officer J. Kevin Hanna Senior Vice President, Controller and Chief Accounting Officer Rosa H. Hooper Senior Vice President of Operations and Secretary Larry H. Portal Senior Vice President, Senior Advisor to the CEO Charles R. Lambert Senior Vice President of Finance and Treasurer R. Lucas Savage Vice President, Head of Global Acquisitions Board of Directors Corporate Headquarters Edward K. Aldag, Jr. G. Steven Dawson Medical Properties Trust, Inc. R. Steven Hamner 1000 Urban Center Drive, Suite 501 Caterina A. Mozingo Birmingham, AL 35242 Emily W. Murphy Elizabeth N. Pitman (205) 969-3755 D. Paul Sparks, Jr. (205) 969-3756 (fax) Michael G. Stewart www.medicalpropertiestrust.com C. Reynolds Thompson, III MEDICAL PROPERTIES TRUST | SUPPLEMENTAL INFORMATION | Q1 2025 4

INVESTOR RELATIONS Drew Babin Tim Berryman Head of Financial Strategy and Investor Relations Managing Director of Investor Relations (646) 884-9809 dbabin@medicalpropertiestrust.com (205) 397-8589 tberryman@medicalpropertiestrust.com Transfer Stock Exchange Agent Listing and Trading Symbol Equiniti Trust Company, LLC New York Stock Exchange 6201 15th Avenue (NYSE): MPW Brooklyn, NY 11219 https://equiniti.com/us Sulis Hospital- Bath, U.K.—Operated by the NHS. MEDICAL PROPERTIES TRUST | SUPPLEMENTAL INFORMATION | Q1 2025 5

FINANCIAL INFORMATION

RECONCILIATION OF NET LOSS TO FUNDS FROM OPERATIONS

(Unaudited)

(Amounts in thousands, except per share data)

	For the Three Months Ended	
	March 31, 2025	March 31, 2024
FFO INFORMATION:		
Net loss attributable to MPT common stockholders	$ (118,275)	$ (875,625)
Participating securities' share in earnings	(117)	-
Net loss, less participating securities' share in earnings	$ (118,392)	$ (875,625)
Depreciation and amortization	76,891	94,243
(Gain) loss on sale of real estate	(8,059)	1,423
Real estate impairment charges	65,683	-
Funds from operations	$ 16,123	$ (779,959)
Other impairment charges, net	13,898	694,905
Litigation, bankruptcy and other costs	10,047	5,870
Share-based compensation (fair value adjustments) [A]	9,527	-
Non-cash fair value adjustments	26,609	221,276
Tax rate changes and other	1,102	(307)
Debt refinancing and unutilized financing costs	3,796	-
Normalized funds from operations	$ 81,102	$ 141,785
Certain non-cash and related recovery information:		
Share-based compensation [A]	$ 8,138	$ 7,633
Debt costs amortization	$ 6,006	$ 4,839
Non-cash rent and interest revenue [B]	$ -	$ -
Cash recoveries of non-cash rent and interest revenue [C]	$ 526	$ 5,748
Straight-line rent revenue from operating and finance leases	$ (42,619)	$ (47,246)
PER DILUTED SHARE DATA:		
Net loss, less participating securities' share in earnings	$ (0.20)	$ (1.46)
Depreciation and amortization	0.13	0.16
(Gain) loss on sale of real estate	(0.01)	-
Real estate impairment charges	0.11	-
Funds from operations	$ 0.03	$ (1.30)
Other impairment charges, net	0.02	1.16
Litigation, bankruptcy and other costs	0.02	0.01
Share-based compensation (fair value adjustments) [A]	0.02	-
Non-cash fair value adjustments	0.04	0.37
Tax rate changes and other	-	-
Debt refinancing and unutilized financing costs	0.01	-
Normalized funds from operations	$ 0.14	$ 0.24
Certain non-cash and related recovery information:		
Share-based compensation [A]	$ 0.01	$ 0.01
Debt costs amortization	$ 0.01	$ 0.01
Non-cash rent and interest revenue [B]	$ -	$ -
Cash recoveries of non-cash rent and interest revenue [C]	$ -	$ 0.01
Straight-line rent revenue from operating and finance leases	$ (0.07)	$ (0.08)

Notes:

Investors and analysts following the real estate industry utilize funds from operations ("FFO") as a supplemental performance measure. FFO, reflecting the assumption that real estate asset values rise or fall with market conditions, principally adjusts for the effects of GAAP depreciation and amortization of real estate assets, which assumes that the value of real estate diminishes predictably over time. We compute FFO in accordance with the definition provided by the National Association of Real Estate Investment Trusts, or Nareit, which represents net income (loss) (computed in accordance with GAAP), excluding gains (losses) on sales of real estate and impairment charges on real estate assets, plus real estate depreciation and amortization, including amortization related to in-place lease intangibles, and after adjustments for unconsolidated partnerships and joint ventures.

In addition to presenting FFO in accordance with the Nareit definition, we disclose normalized FFO, which adjusts FFO for items that relate to unanticipated or non-core events or activities or accounting changes that, if not noted, would make comparison to prior period results and market expectations less meaningful to investors and analysts. We believe that the use of FFO, combined with the required GAAP presentations, improves the understanding of our operating results among investors and the use of normalized FFO makes comparisons of our operating results with prior periods and other companies more meaningful. While FFO and normalized FFO are relevant and widely used supplemental measures of operating and financial performance of REITs, they should not be viewed as a substitute measure of our operating performance since the measures do not reflect either depreciation and amortization costs or the level of capital expenditures and leasing costs (if any not paid by our tenants) to maintain the operating performance of our properties, which can be significant economic costs that could materially impact our results of operations. FFO and normalized FFO should not be considered an alternative to net income (loss) (computed in accordance with GAAP) as indicators of our results of operations or to cash flow from operating activities (computed in accordance with GAAP) as an indicator of our liquidity.

Certain line items above (such as depreciation and amortization) include our share of such income/expense from unconsolidated joint ventures. These amounts are included with all activity of our equity interests in the "Earnings from equity interests" line on the consolidated statements of income.

(A) Total share-based compensation expense is $17.7 million for the quarter ended March 31, 2025 (including certain awards that are to be settled in cash). Cash-settled awards are typically recorded in accordance with GAAP at fair value and measured at each balance sheet date until settlement. The resulting fluctuations, which are primarily driven by changes in our stock price rather than operational performance, can introduce significant volatility in our earnings. To enhance comparability and provide a more stable view of performance over time, NFFO reflects a $9.5 million adjustment this quarter to arrive at total share-based compensation expense using grant date fair value for all awards (including cash-settled awards) of $8.1 million.

(B) Includes revenue accrued during the period but not received in cash, such as deferred rent, payment-in-kind ("PIK") interest or other accruals.

(C) Includes cash received to satisfy previously accrued non-cash revenue, such as the cash receipt of previously deferred rent or PIK interest.

MEDICAL PROPERTIES TRUST | SUPPLEMENTAL INFORMATION | Q1 2025

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FINANCIAL INFORMATION (As of March 31, 2025) ($ amounts in thousands) DEBT SUMMARY Debt Instrument Rate Type Rate Balance 2026 Secured Credit Facility Revolver(A) Variable 6.664% $ 643,160 2027 Secured Term Loan Variable 6.675% 200,000 0.993% Notes Due 2026 (€500M)(B) Fixed 0.993% 540,800 5.000% Notes Due 2027 Fixed 5.000% 1,400,000 3.692% Notes Due 2028 (Ł600M)(B) Fixed 3.692% 775,080 4.625% Notes Due 2029 Fixed 4.625% 900,000 3.375% Notes Due 2030 (Ł350M)(B) Fixed 3.375% 452,130 3.500% Notes Due 2031 Fixed 3.500% 1,300,000 7.000% Secured Notes Due 2032 (€1B)(B) Fixed 7.000% 1,081,600 8.500% Secured Notes Due 2032 Fixed 8.500% 1,500,000 2034 Secured GBP Term Loan (Ł631M)(B) Fixed 6.877% 815,616 $ 9,608,386 Debt issuance costs and discount (142,986) Weighted average rate 5.517% $ 9,465,400 Variable 9% Fixed 91% (A) As part of our Credit Facility amendment on February 13, 2025, we provided notice to extend the maturity to June 30, 2027, subject to the satisfaction of certain other conditions. (B) Non-USD denominated debt converted to U.S. dollars at March 31, 2025. MEDICAL PROPERTIES TRUST | SUPPLEMENTAL INFORMATION | Q1 2025 7

FINANCIAL INFORMATION

(As of March 31, 2025)

($ amounts in thousands)

DEBT MATURITIES

Year	Senior Notes	Term Loans/Revolver	Total Debt	% of Total
2025	$ -	$ -	$ -	0.0%
2026	540,800	643,160 (A)	1,183,960	12.3%
2027	1,400,000	200,000	1,600,000	16.6%
2028	775,080	-	775,080	8.1%
2029	900,000	-	900,000	9.4%
2030	452,130	-	452,130	4.7%
2031	1,300,000	-	1,300,000	13.5%
2032	2,581,600	-	2,581,600	26.9%
2033	-	-	-	0.0%
2034	-	815,616	815,616	8.5%
Totals	**$ 7,949,610**	**$ 1,658,776**	**$ 9,608,386**	**100.0%**

DEBT BY LOCAL CURRENCY

	Senior Notes	Term Loans/Revolver	Total Debt	% of Total
United States	$ 5,100,000	$ 735,000	$ 5,835,000	60.7%
United Kingdom	1,227,210	815,616	2,042,826	21.3%
Europe	1,622,400	108,160	1,730,560	18.0%
Totals	**$ 7,949,610**	**$ 1,658,776**	**$ 9,608,386**	**100.0%**

DEBT METRICS (B)

	For the Three Months Ended March 31, 2025
Adjusted Net Debt to Annualized EBITDA*re* Ratios:	
Adjusted Net Debt	$ 8,319,069
Adjusted Annualized EBITDA*re*	$ 839,248
Adjusted Net Debt to Adjusted Annualized EBITDA*re* Ratio	9.9x
Adjusted Net Debt	$ 8,319,069
Transaction Adjusted Annualized EBITDA*re*	$ 839,968
Adjusted Net Debt to Transaction Adjusted Annualized EBITDA*re* Ratio	9.9x
Leverage Ratio:	
Unsecured Debt	$ 5,368,010
Secured Debt	4,240,376
Total Debt	$ 9,608,386
Total Gross Assets (C)	$ 16,350,913
Financial Leverage	58.8%
Interest Coverage Ratio:	
Interest Expense	$ 115,801
Capitalized Interest	2,630
Debt Costs Amortization	(5,796)
Total Interest	$ 112,635
Adjusted EBITDA*re*	$ 209,812
Adjusted Interest Coverage Ratio	1.9x

(A) As part of our Credit Facility amendment on February 13, 2025, we provided notice to extend the maturity to June 30, 2027, subject to the satisfaction of certain other conditions.

(B) Not intended to reflect covenants per debt agreements.

(C) Total Gross Assets equals total assets plus accumulated depreciation and amortization.

See appendix for reconciliation of Non-GAAP financial measures.

MEDICAL PROPERTIES TRUST | SUPPLEMENTAL INFORMATION | Q1 2025

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PORTFOLIO INFORMATION LEASE AND LOAN MATURITY SCHEDULE (A) ($ amounts in thousands) (B) (C) (D) Percentage of Total Years of Maturities Total Properties Base Rent/Interest Base Rent/Interest 2025 2 $ 4,488 0.4% 2026 1 228 0.0% 2027 3 4,881 0.4% 2028 9 23,085 2.1% 2029 6 16,632 1.5% 2030 9 6,369 0.6% 2031 5 6,289 0.6% 2032 22 58,935 5.3% 2033 5 6,201 0.6% 2034 14 107,883 9.8% Thereafter 296 868,609 78.7% 372 # $ 1,103,600 100.0% Percentage of total base rent/interest 100% 90% 78.7% 80% 70% 60% 50% 40% 30% 20% 5.3% 9.8% 10% 0.4% 0.0% 0.4% 2.1% 1.5% 0.6% 0.6% 0.6% 0% (A) Schedule includes leases and mortgage loans and related terms as of March 31, 2025. (B) Lease/Loan expiration is based on the fixed term of the lease/loan and does not factor in potential renewal or other options provided for in our agreements. (C) Reflects all properties, including those that are part of joint ventures, except vacant properties (less than 1% of total assets), facilities that are under development, and transitioning properties. (D) Represents base rent/interest income contractually owed per the lease/loan agreements on an annualized basis as of period end (including foreign currency exchange rates) but does not include tenant recoveries, additional rents and other lease-related adjustments to revenue (i.e., straight-line rents and deferred revenues), or any reserves or write-offs. MEDICAL PROPERTIES TRUST | SUPPLEMENTAL INFORMATION | Q1 2025 9

PORTFOLIO INFORMATION TOTAL ASSETS AND REVENUES BY ASSET TYPE (March 31, 2025) ($ amounts in thousands) Total Percentage of Q1 2025 Percentage of Asset Types Properties (A) Assets Total Assets Revenues Q1 2025 Revenues General Acute Care Hospitals 173 $ 8,601,253 57.9% $ 135,019 60.3% Behavioral Health Facilities 69 2,419,999 16.3% 51,520 23.0% Post Acute Care Facilities 130 1,623,653 10.9% 35,256 15.8% Freestanding ER/Urgent Care Facilities 21 116,457 0.8% 2,004 0.9% Other — 2,092,518 14.1% — —Total 393 $ 14,853,880 100.0% $ 223,799 100.0% TOTAL ASSETS BY ASSET TYPE TOTAL REVENUES BY ASSET TYPE 14% 1% 1% General Acute Care Hospitals 16% 11% Behavioral Health Facilities 58% Post Acute Care Facilities 23% 60% 16% Freestanding ER/Urgent Care Facilities Other DOMESTIC ASSETS BY ASSET TYPE DOMESTIC REVENUES BY ASSET TYPE 17% 2% General Acute Care Hospitals 2% 23% Behavioral Health Facilities 12% 58% 57% Post Acute Care Facilities 11% 18% Freestanding ER/Urgent Care Facilities Other Note: Investments in operating entities are allocated pro rata based on the gross book value of the real estate. Such pro rata allocations are subject to change from period to period. (A) Reflects total assets on our consolidated balance sheets. MEDICAL PROPERTIES TRUST | SUPPLEMENTAL INFORMATION | Q1 2025 10

PORTFOLIO INFORMATION

TOTAL ASSETS - LARGEST INDIVIDUAL FACILITY

(March 31, 2025)

Operators	Largest Individual Facility as a Percentage of Total Assets[(A)]
Circle Health	1.3%
Priory Group	0.9%
Healthcare Systems of America	1.9%
Lifepoint Behavioral Health	0.5%
Swiss Medical Network	1.6%
48 operators	1.6%

Largest Individual Facility Investment is Less Than 2% of MPT Investment Portfolio

COMPREHENSIVE PROPERTY-LEVEL UNDERWRITING FRAMEWORK

MPT invests in real estate, not the consolidated financial performance of its tenants. Each facility is underwritten for characteristics that make the infrastructure attractive to any experienced, competent operator - not just the current tenant. If we have underwritten these correctly, then coupled with our absolute net master lease structure, our real estate will be attractive to a replacement operator, should we find it necesssary to transition. Such underwriting characteristics include:

- ***Physical Quality***
- ***Competition***
- ***Demographics and Market***
- ***Financial***

TOTAL ASSETS AND REVENUES BY OPERATOR

(March 31, 2025)

($ amounts in thousands)

Operators	Properties	Total Assets[(A)]	Percentage of Total Assets	Q1 2025 Revenues	Percentage of Q1 2025 Revenues
Circle Health	36	$ 2,078,387	14.0%	$ 50,711	22.7%
Priory Group	37	1,266,776	8.5%	24,941	11.1%
Healthcare Systems of America	8	1,205,404	8.1%	1,685	0.8%
Lifepoint Behavioral Health	19	817,661	5.5%	20,294	9.1%
Swiss Medical Network	19	728,874	4.9%	150	0.1%
Prospect Medical Holdings	13	630,763	4.2%	-	0.0%
MEDIAN	81	623,626	4.2%	7,877	3.5%
Ernest Health	29	617,084	4.2%	19,010	8.5%
Lifepoint Health	8	472,836	3.2%	15,301	6.8%
Ramsay Health Care	8	396,629	2.7%	6,360	2.8%
43 operators	135	3,923,322	26.4%	77,470	34.6%
Other	-	2,092,518[(B)]	14.1%	-	-
Total	**393**	**$ 14,853,880**	**100.0%**	**$ 223,799**	**100.0%**

Note: Investments in operating entities are allocated pro rata based on the gross book value of the real estate. Such pro rata allocations are subject to change from period to period.
(A) Reflects total assets on our consolidated balance sheets.
(B) Includes our PHP Holdings investment of approximately $131 million.

MEDICAL PROPERTIES TRUST | SUPPLEMENTAL INFORMATION | Q1 2025

11

PORTFOLIO INFORMATION

TOTAL ASSETS AND REVENUES BY U.S. STATE AND COUNTRY

(March 31, 2025)

($ amounts in thousands)

U.S. States and Other Countries	Properties	Total Assets[(A)]	Percentage of Total Assets	Q1 2025 Revenues	Percentage of Q1 2025 Revenues
Texas	47	$ 1,426,400	9.6%	$ 23,690	10.6%
California	17	932,742	6.3%	13,093	5.9%
Florida	6	850,384	5.7%	1,101	0.5%
Arizona	10	383,582	2.6%	9,382	4.2%
Ohio	9	334,589	2.2%	6,466	2.9%
26 Other States	81	2,593,144	17.5%	63,108	28.1%
Other	-	1,353,075	9.1%	-	-
United States	**170**	**$ 7,873,916**	**53.0%**	**$ 116,840**	**52.2%**
United Kingdom	92	$ 4,088,987	27.5%	$ 88,653	39.6%
Switzerland	19	728,874	4.9%	150	0.1%
Germany	85	694,425	4.7%	9,889	4.4%
Spain	9	259,033	1.7%	2,904	1.3%
Other Countries	18	469,202	3.2%	5,363	2.4%
Other	-	739,443	5.0%	-	-
International	**223**	**$ 6,979,964**	**47.0%**	**$ 106,959**	**47.8%**
Total	**393**	**$ 14,853,880**	**100.0%**	**$ 223,799**	**100.0%**

Note: Investments in operating entities are allocated pro rata based on the gross book value of the real estate. Such pro rata allocations are subject to change from period to period.
(A) Reflects total assets on our consolidated balance sheets.



TOTAL ASSETS BY COUNTRY
53%
27%
5%
5%
2%
3%
5%
United States
United Kingdom
Switzerland
Germany
Spain
Other Countries
Other
TOTAL REVENUES BY COUNTRY
52%
40%
4%
1%
3%



ASSETS BY U.S. STATE
10%
6%
6%
3%
2%
17%
9%
Texas
California
Florida
Arizona
Ohio
26 Other States
Other
REVENUES BY U.S. STATE
11%
6%
4%
3%
28%

MEDICAL PROPERTIES TRUST | SUPPLEMENTAL INFORMATION | Q1 2025 12

PORTFOLIO INFORMATION TOTAL PORTFOLIO TTM EBITDARM(A)(B) RENT COVERAGE YoY and SEQUENTIAL QUARTER COMPARISONS BY PROPERTY TYPE EBITDARM Rent Coverage 3.00x 2.9x 2.9x 2.6x 2.50x 2.4x 2.4x 2.2x 2.1x 2.1x 2.00x 1.9x 1.8x 1.8x 1.7x 1.50x 1.00x 0.50x 0.00x General Acute Care Hospitals Post Acute Care Facilities (C) Behavioral Health Total Portfolio Facilities Q4 2023 TTM Q3 2024 TTM Q4 2024 TTM % of Total Assets(D) 57.9% 10.9% 16.3% 85.1% Notes: All data presented is on a trailing twelve month (“TTM”) basis. For properties acquired in the preceding twelve months, data is for the period between MPT acquisition and December 31, 2024. (A) EBITDARM is facility-level earnings before interest, taxes, depreciation, amortization, rent and management fees. EBITDARM includes normal GAAP expensed maintenance and repair costs. EBITDARM does not give effect for capitalized expenditures that extend the life or improve the facility and equipment to increase revenues at the facility. The majority of these types of capital expenditures are financed and do not have an immediate cash impact. MPT’s rent has priority and is not subordinate to capitalized expenses. In addition, EBITDARM does not represent property net income or cash flows from operations and should not be considered an alternative to those indicators. EBITDARM figures utilized in calculating coverages presented are based on financial information provided by MPT’s tenants. MPT has not independently verified this information, but has no reason to believe this information is inaccurate in any material respect. TTM Coverages are calculated based on actual, unadjusted EBITDARM results as presented in tenant financial reporting and cash rent paid to MPT, except as noted below.—EBITDARM figures for California hospitals include amounts expected to be received under the Hospital Quality Assurance Fee (“HQAF”) Program 8. The HQAF amounts are based on the current payment model from the California Hospital Association which was approved by CMS on December 19, 2023. (B) General Acute Care coverages, Behavioral Health coverages and Total Portfolio coverages do not include Prospect Medical Holdings (PMH) facilities due to restructuring, and former Steward Health Care facilities due to re-tenanting. (C) Post Acute Care Facilities property type includes both Inpatient Rehabilitation Hospitals and Long Term Acute Care Hospitals. (D) Reflects percentage of total assets on March 31, 2025 balance sheet. MEDICAL PROPERTIES TRUST | SUPPLEMENTAL INFORMATION | Q1 2025 13

PORTFOLIO INFORMATION

TOTAL PORTFOLIO TTM EBITDARM RENT COVERAGE

EBITDARM RENT COVERAGE: OPERATORS WITH PROPERTY-LEVEL REPORTING

Tenant	Net Investment (in thousands)[(A)]		Primary Property Type	TTM EBITDARM Rent Coverage
Priory Group	$	1,226,315	Behavioral	2.3x
MEDIAN		623,626	Post Acute	1.8x
Ernest Health		617,084	Post Acute	2.1x
Aspris Children's Services		241,613	Behavioral	2.2x
Surgery Partners		217,034	General Acute	7.5x
Pipeline Health System		207,689	General Acute	2.0x
Vibra Healthcare		189,549	Post Acute	1.6x
Prime Healthcare		160,008	General Acute	1.7x
IMED Hospitales		125,676	General Acute	1.9x
Cordiant Healthcare Services		85,597	General Acute	0.6x
Other Reporting Tenants		445,876	Various	2.8x
Total	**$**	**4,140,067**		**2.4x**

Tenant	Net Investment (in thousands)[(A)]		Primary Property Type	TTM EBITDARM Rent Coverage
International Operator 1	$	2,032,561	General Acute	2.6x
Domestic Operator 1		472,836	General Acute	2.6x
Domestic Operator 2		355,019	General Acute	1.9x
Domestic Operator 3		817,661	Behavioral	1.8x
Domestic Operator 4		81,932	General Acute	7.8x
Total	**$**	**3,760,009**		**2.6x**

PROPERTY-LEVEL REPORTING NOT REQUIRED AND/OR NOT AVAILABLE[(B)]

Tenant	Net Investment (in thousands)[(A)]		Primary Property Type	Comments
Healthcare Systems of America	$	1,132,956	General Acute	U.S. hospital operator with eight community hospitals across three states
Prospect Medical Holdings		630,763	General Acute	In court restructuring ongoing
Swiss Medical Network		498,227	General Acute	Second largest group of private hospitals in Switzerland
Ramsay Health Care UK		396,629	General Acute	One of the largest healthcare operators in the world; Parent guaranty; Investment grade-rated
Pihlajalinna		204,981	General Acute	One of Finland's leading providers of social and health services
Quorum Health		141,378	General Acute	U.S. hospital operator with twelve community hospitals across nine states
HonorHealth		135,542	General Acute	One of Arizona's largest nonprofit healthcare systems; Investment grade-rated
Saint Luke's - Kansas City		122,023	General Acute	Investment grade-rated
CommonSpirit Health		119,179	General Acute	One of the largest nonprofit healthcare operators in the U.S.; Investment grade-rated
NHS		86,191	General Acute	Single-payor government entity in UK
Insight Health		66,288	General Acute	U.S. hospital operator with nine medical centers across four states
College Health		60,668	Behavioral	U.S. hospital operator with four hospitals in Southern California and one in Arizona
NeuroPsychiatric Hospitals		26,124	Behavioral	U.S. hospital operator with nine behavioral health hospitals; Parent guaranty
Community Health Systems		24,956	General Acute	Publicly-traded U.S. hospital operator with substantial operating history
Total	**$**	**3,645,905**		

Above data represents approximately 92% of MPT Total Real Estate Investment

Notes: All data presented is on a trailing twelve month ("TTM") basis. For properties acquired in the preceding twelve months, data is for the period between MPT acquisition and December 31, 2024.
(A) Investment figures exclude equity investments, non-real estate loans, freestanding ER/urgent care facilities, and facilities under development.
(B) General Acute Care coverages, Behavioral Health coverages and Total Portfolio coverages do not include Prospect Medical Holdings (PMH) facilities due to restructuring, and former Steward Health Care facilities due to re-tenanting.

MEDICAL PROPERTIES TRUST | SUPPLEMENTAL INFORMATION | Q1 2025

14

PORTFOLIO INFORMATION

SUMMARY OF ACTIVE DEVELOPMENT AND CAPITAL ADDITION PROJECTS AS OF MARCH 31, 2025[A]

(Amounts in thousands)

Operator	Location	Commitment	Costs Incurred as of March 31, 2025	Cost Remaining	Estimated Construction Completion Date
Lifepoint Behavioral	Kansas	$ 20,183	$ 13,992	$ 6,191	2Q25
Surgery Partners	Idaho	15,993	9,960	6,033	2Q25
Lifepoint Behavioral	Arizona	10,659	1,651	9,008	1Q26
IMED Hospitales	Spain	51,925	24,651	27,274	3Q26
IMED Hospitales	Spain	37,879	31,152	6,727	TBD
		$ 136,639	$ 81,406	$ 55,233	

(A) In addition to the above projects, the costs of which will be included in lease bases upon which the lessees will pay rent, we are constructing two hospitals for which there is no presently-identified lessee; these projects were both expected to be replacement hospitals leased to Steward Health Care System. We are presently completing construction to the stage where the building is "weathered in" and environmentally secure so as to physically protect our investment while we actively market the hospitals for sale or lease. As of March 31, 2025, we estimate that the cost to complete construction to this stage, plus costs of additional construction that we believe will be more efficient if completed in the near term, approximates $35 million. If we agree to lease terms for any prospective tenant, we expect such terms will include construction specifications of such prospective lessee, and we may elect to fund such completion for addition to the final lease base upon which we would be paid rent. Alternatively, we may elect to sell one or both of the facilities, in which case we would not expect to incur material additional costs.

Since approximately 2022, we have planned and commenced construction of a built-to-suit headquarters facility and estimate its completion and occupancy by 2025's fourth quarter. Total costs to complete, including furnishings, interior buildout, relocation and other costs are estimated to be between $70 million and $80 million.

MEDICAL PROPERTIES TRUST | SUPPLEMENTAL INFORMATION | Q1 2025

15

FINANCIAL STATEMENTS CONSOLIDATED STATEMENTS OF INCOME (Unaudited) (Amounts in thousands, except per share data) For the Three Months Ended March 31, 2025 March 31, 2024 REVENUES Rent billed $ 165,190 $ 199,299 Straight-line rent 40,127 44,736 Income from financing leases 9,905 16,393 Interest and other income 8,577 10,888 Total revenues 223,799 271,316 EXPENSES Interest 115,801 108,685 Real estate depreciation and amortization 64,572 75,586 Property-related(A) 7,035 4,818 General and administrative 41,911 33,348 Total expenses 229,319 222,437 OTHER (EXPENSE) INCOME Gain (loss) on sale of real estate 8,059 (1,423) Real estate and other impairment charges, net (76,102) (693,088) Earnings from equity interests 13,986 10,549 Debt refinancing and unutilized financing costs (3,796) -Other (including fair value adjustments on securities) (45,206) (229,345) Total other expense (103,059) (913,307) Loss before income tax (108,579) (864,428) Income tax expense (9,437) (10,949) Net loss (118,016) (875,377) Net income attributable to non-controlling interests (259) (248) Net loss attributable to MPT common stockholders $ (118,275) $ (875,625) EARNINGS PER COMMON SHARE—BASIC AND DILUTED Net loss attributable to MPT common stockholders $ (0.20) $ (1.46) WEIGHTED AVERAGE SHARES OUTSTANDING—BASIC 600,594 600,304 WEIGHTED AVERAGE SHARES OUTSTANDING—DILUTED 600,594 600,304 $ -DIVIDENDS DECLARED PER COMMON SHARE $ 0 .08 $ —(A) Includes $1.9 million and $2.3 million of ground lease and other expenses (such as property taxes and insurance) paid directly by us and reimbursed by our tenants for the three months ended March 31, 2025 and 2024, respectively. MEDICAL PROPERTIES TRUST | SUPPLEMENTAL INFORMATION | Q1 2025 16

FINANCIAL STATEMENTS CONSOLIDATED BALANCE SHEETS (Amounts in thousands, except per share data) March 31, 2025 December 31, 2024 (Unaudited) (A) ASSETS Real estate assets Land, buildings and improvements, intangible lease assets, and other $ 11,506,407 $ 11,259,842 Investment in financing leases 1,004,228 1,057,770 Real estate held for sale 22,754 34,019 Mortgage loans 121,442 119,912 Gross investment in real estate assets 12,654,831 12,471,543 Accumulated depreciation and amortization (1,497,033) (1,422,948) Net investment in real estate assets 11,157,798 11,048,595 Cash and cash equivalents 673,482 332,335 Interest and rent receivables 26,695 36,327 Straight-line rent receivables 755,585 700,783 Investments in unconsolidated real estate joint ventures 1,189,238 1,156,397 Investments in unconsolidated operating entities 418,074 439,578 Other loans 127,279 109,175 Other assets 505,729 471,404 Total Assets $ 14,853,880 $ 14,294,594 LIABILITIES AND EQUITY Liabilities Debt, net $ 9,465,400 $ 8,848,112 Accounts payable and accrued expenses 451,269 454,209 Deferred revenue 25,481 29,445 Obligations to tenants and other lease liabilities 149,652 129,045 Total Liabilities 10,091,802 9,460,811 Equity Preferred stock, $0.001 par value. Authorized 10,000 shares; no shares outstanding — -Common stock, $0.001 par value. Authorized 750,000 shares; issued and outstanding —600,595 shares at March 31, 2025 and 600,403 shares at December 31, 2024 600 600 Additional paid-in capital 8,590,422 8,584,917 Retained deficit (3,825,178) (3,658,516) Accumulated other comprehensive loss (4,820) (94,272) Total Medical Properties Trust, Inc. stockholders’ equity 4,761,024 4,832,729 Non-controlling interests 1,054 1,054 Total Equity 4,762,078 4,833,783 Total Liabilities and Equity $ 14,853,880 $ 14,294,594 (A) Financials have been derived from the prior year audited financial statements. MEDICAL PROPERTIES TRUST | SUPPLEMENTAL INFORMATION | Q1 2025 17

FINANCIAL STATEMENTS

INVESTMENTS IN UNCONSOLIDATED REAL ESTATE JOINT VENTURES

(As of and for the three months ended March 31, 2025)

(Unaudited)

($ amounts in thousands)

	MEDIAN[B]	Swiss Medical Network[C]	CommonSpirit[D]	Policlinico di Monza[E]	HM Hospitales[F]	Total	MPT Pro Rata Share
Gross real estate	$ 1,926,128	$ 1,610,814	$ 1,264,657	$ 181,295	$ 366,196	$ 5,349,090	$ 2,662,234
Cash	34,527	2,264	3,840	16,008	1,393	58,032	28,439
Accumulated depreciation and amortization	(295,085)	(192,594)	-	(37,826)	(41,721)	(567,226)	(320,045)
Other assets	62,544	75,737	8,288	2,323	9,557	158,449	91,821
Total Assets	**$ 1,728,114**	**$ 1,496,221**	**$ 1,276,785**	**$ 161,800**	**$ 335,425**	**$ 4,998,345**	**$ 2,462,449**
Debt (third party)	$ 703,344	$ 662,445	$ 770,000	$ -	$ 140,122	$ 2,275,911	$ 1,070,938
Other liabilities	134,634	122,024	30,071	8,776	83,629	379,134	202,273
Equity and shareholder loans	890,136 [A]	711,752	476,714	153,024	111,674	2,343,300	1,189,238
Total Liabilities and Equity	**$ 1,728,114**	**$ 1,496,221**	**$ 1,276,785**	**$ 161,800**	**$ 335,425**	**$ 4,998,345**	**$ 2,462,449**
MPT share of real estate joint venture	**50%**	**70%**	**25%**	**50%**	**45%**		
Total	**$ 445,068**	**$ 498,227**	**$ 119,178**	**$ 76,512**	**$ 50,253**		**$ 1,189,238**

	MEDIAN[B]	Swiss Medical Network[C]	CommonSpirit[D]	Policlinico di Monza[E]	HM Hospitales[F]	Total	MPT Pro Rata Share
Total revenues	**$ 32,878**	**$ 18,955**	**$ 24,141**	**$ 1,705**	**$ 4,232**	**$ 81,911**	**$ 38,512**
Other expenses (income):							
Property-related	$ 310	$ 1,589	$ 356	$ 887	$ 571	$ 3,713	$ 2,057
Interest	12,778	3,269	12,883	-	515	29,445	12,136
Real estate depreciation and amortization	11,055	7,533	-	1,003	1,977	21,568	12,192
General and administrative	883	333	-	(135)	13	1,094	613
Fair value adjustments	-	-	(24,940)	-	-	(24,940)	(6,247)
Non-controlling interest expense	-	-	61	-	-	61	15
Income taxes	1,481	4,094	-	-	295	5,870	3,739
Total other expenses (income)	**$ 26,507**	**$ 16,818**	**$ (11,640)**	**$ 1,755**	**$ 3,371**	**$ 36,811**	**$ 24,505**
Net income (loss)	**$ 6,371**	**$ 2,137**	**$ 35,781**	**$ (50)**	**$ 861**	**$ 45,100**	**$ 14,007**
MPT share of real estate joint venture	**50%**	**70%**	**25%**	**50%**	**45%**		
Earnings (loss) from equity interests	**$ 3,185**	**$ 1,496**	**$ 8,963**	**$ (25)**	**$ 388**		**$ 14,007** [G]

(A) Includes a €309 million loan from both shareholders.

(B) MPT managed joint venture of 71-owned German facilities that are fully leased.

(C) Represents ownership in Infracore, which owns and leases 17 Switzerland facilities. We also have two Infracore facilities currently under development.

(D) Represents ownership in five Utah facilities that are fully leased. The joint venture elected to apply specialized accounting and reporting for investment companies under Topic 946, which measures the underlying investments at fair value. For this quarter, our share of the joint venture's favorable fair value adjustment was $6.2 million, primarily related to the interest rate swap.

(E) Represents ownership in eight Italian facilities that are fully leased.

(F) Represents ownership in two Spanish facilities that are fully leased.

(G) Excludes $21,000 of amortization of equity investment costs.

MEDICAL PROPERTIES TRUST | SUPPLEMENTAL INFORMATION | Q1 2025 18

FINANCIAL STATEMENTS

INVESTMENTS IN UNCONSOLIDATED OPERATING ENTITIES

(Amounts in thousands)

OPERATING ENTITY INVESTMENT FRAMEWORK

MPT's hospital expertise and comprehensive underwriting process allows for opportunistic investments in hospital operations.

- *Passive investments typically needed in order to acquire the larger real estate transactions.*
- *Cash payments go to previous owner and not to the tenant, with limited exceptions.*
- *Operators are vetted as part of our overall underwriting process.*
- *Potential for outsized returns and organic growth.*
- *Certain of these investments entitle us to customary minority rights and protections.*
- *Typically, no additional operating loss exposure beyond our investment.*
- *Proven track record of successful investments, including Ernest Health, Capella Healthcare and Springstone.*

Operator	Investment as of March 31, 2025	Ownership Interest	Structure
Swiss Medical Network	$ 177,079	8.9%	Includes our passive equity ownership interest, along with a CHF 37 million loan as part of a syndicated loan facility.
PHP Holdings	131,027	49.0%	Includes a 49% equity ownership interest in, along with a loan convertible into PHP Holdings, the managed care business of Prospect. Both instruments are accounted for under the fair value option method. We expect to close the sale of this investment in 2025.
Aevis	53,569	4.6%	Includes our passive equity ownership interest in Aevis, a public healthcare investment company. Our original investment of CHF 47 million is marked-to-market quarterly.
Priory Group	40,460	9.2%	In order to close the 2021 acquisition of 35 facilities, we made a passive equity investment and a loan to Priory (a subsidiary of MEDIAN) proceeds of which were paid to the former owner. The loan was sold in the first quarter of 2024.
Aspris	15,939	9.2%	Includes our passive equity ownership interest in Aspris, a spin-off of Priory's education and children's services line of business.
Total	$ 418,074		

INVESTMENTS IN UNCONSOLIDATED OPERATING ENTITIES AS A PERCENTAGE OF TOTAL ASSETS


3%
97%

MEDICAL PROPERTIES TRUST | SUPPLEMENTAL INFORMATION | Q1 2025

19

APPENDIX - NON-GAAP RECONCILIATIONS

ADJUSTED NET DEBT/ANNUALIZED EBITDA*re*

(Unaudited)

(Amounts in thousands)

	For the Three Months Ended March 31, 2025	Annualized
ADJUSTED EBITDA*re* RECONCILIATION		
Net loss	$ (118,016)	
Add back:		
Interest	115,801	
Income tax	9,437	
Depreciation and amortization	65,431	
Gain on sale of real estate	(8,059)	
Real estate impairment charges	65,683	
Adjustment to reflect MPT's share of unlevered EBITDA*re* from unconsolidated real estate joint ventures[A]	7,520	
1Q 2025 EBITDA*re*	$ 137,797	
Share-based compensation	17,665	
Other impairment charges, net	13,898	
Litigation, bankruptcy and other costs	10,047	
Debt refinancing and unutilized financing costs	3,796	
Non-cash fair value adjustments	26,609	
1Q 2025 Adjusted EBITDA*re*	$ 209,812	$ 839,248
Adjustments for mid-quarter investment activity[B]	180	
1Q 2025 Transaction Adjusted EBITDA*re*	$ 209,992	$ 839,968
ADJUSTED NET DEBT RECONCILIATION		
Total debt at March 31, 2025	$ 9,465,400	
Less: Cash at March 31, 2025	(673,482)	
Less: Cash funded for development and capital addition projects at March 31, 2025[C]	(472,849)	
Adjusted Net Debt	$ 8,319,069	

Investors and analysts following the real estate industry utilize net debt (debt less cash) to EBITDA*re* as a measurement of leverage that shows how many years it would take for us to pay back our debt, assuming net debt and EBITDA*re* are held constant. In our calculation, we start with EBITDA*re*, as defined by Nareit, which is net income before interest expense, income tax expense, depreciation and amortization, losses/gains on disposition of depreciated property, impairment losses, and adjustments to reflect our share of EBITDA*re* from unconsolidated real estate joint ventures. We then adjust EBITDA*re* for non-cash share-based compensation, non-cash fair value adjustments and other items that would make comparison of our operating results with prior periods and other companies more meaningful, to derive Adjusted EBITDA*re*. We adjust net debt for cash funded for building improvements in progress and construction in progress for which we are not yet receiving rent to derive Adjusted Net Debt. We adjust Adjusted EBITDA*re* for the effects from investments and capital transactions that were completed during the period, assuming such transactions were consummated/fully funded as of the beginning of the period to derive Transaction Adjusted EBITDA*re*. Although non-GAAP measures, we believe Adjusted Net Debt, Adjusted EBITDA*re*, and Transaction Adjusted EBITDA*re* are useful to investors and analysts as they allow for a more current view of our credit quality and allow for the comparison of our credit strength between periods and to other real estate companies without the effect of items that by their nature are not comparable from period to period.

(A) Includes only the unlevered portion of our share of EBITDA*re* from unconsolidated real estate joint ventures, as we have excluded any net debt from our unconsolidated real estate joint ventures in the Adjusted Net Debt line. We believe this adjustment is needed to appropriately reflect the relationship between EBITDA*re* and net debt.
(B) Reflects a full quarter impact from our mid-quarter investments, disposals, and loan payoffs.
(C) Reflects development and capital improvement projects that are in process and not yet generating a cash return.

MEDICAL PROPERTIES TRUST | SUPPLEMENTAL INFORMATION | Q1 2025 20

1000 Urban Center Drive, Suite 501 Birmingham, AL 35242 (205) 969-3755 NYSE: MPW www.medicalpropertiestrust.com Contact: Drew Babin, Head of Financial Strategy and Investor Relations (646) 884-9809 or dbabin@medicalpropertiestrust.com or Tim Berryman, Managing Director of Investor Relations (205) 397-8589 or tberryman@medicalpropertiestrust.com